Exhibit 99.1

Virtusa Announces Underwriter Option Exercised in Full in Follow-on Public Offering of Common Stock

Westborough, MA — January 13, 2014 —  Virtusa Corporation (NASDAQ GS: VRTU) today announced the full exercise by the underwriters of their option to purchase an additional 345,000 shares of common stock at a public offering price of $34.50 per share in connection with its previously announced underwritten public offering of 2,300,000 shares of common stock, bringing the expected total gross proceeds from the offering to approximately $86.2 million, after deducting expenses and underwriting discounts and commissions.  The sale of all 2,645,000 shares is expected to close on January 14, 2014, subject to customary closing conditions.

Net proceeds from the offering are expected to be used to repay the outstanding borrowings of $20 million drawn down under Virtusa’s new $25 million revolving credit facility to fund its January 2, 2014 acquisition of Trade Tech Consulting Scandinavia AB and its subsidiaries. The remaining net proceeds are expected to be used for general corporate purposes, which may include, among other things, financing of possible strategic acquisitions, working capital and/or capital expenditures, including facilities expansion.

J.P. Morgan Securities LLC acted as sole book-running manager for the offering. William Blair & Company, L.L.C., Needham & Company, LLC, and Janney Montgomery Scott LLC, acted as co-managers for the offering. When available, copies of the final prospectus for this offering may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (866) 803-9204.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations regarding the completion and anticipated proceeds of the public offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results could differ materially from those anticipated due to certain risks and uncertainties including, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Virtusa will be able to complete the public offering on the anticipated terms, or at all. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including the prospectus supplement and accompanying prospectus relating to the proposed offering, Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Investor Contact:

Staci Strauss Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com

Media Contact:

Jessica Boardman
Greenough Communications
(617) 275-6514

jboardman@greenough.biz